Exhibit 99.1
Investor Contact:
Paul J. Crecca
(914) 289-9420
pjcrecca@haightscross.com

Editorial Contact:
Michael Stugrin (562) 498-6353 mstugrin@verizon.net	FOR IMMEDIATE RELEASE
HAIGHTS CROSS COMMUNICATIONS REPORTS
FOURTH QUARTER AND YEAR-END 2005 RESULTS
Investor and Analyst Conference Call Scheduled for
Tuesday, March 7, 2006, at 4:00 PM (ET)
White Plains, NY, March 7, 2006 — Haights Cross Communications, Inc. (HCC) today reported results for the fourth quarter and year ended December 31, 2005.
Results for the Fourth Quarter 2005
Revenue for the fourth quarter 2005 was $51.1 million, an increase of $10.8 million, or 26.8%, from revenue of $40.3 million for the fourth quarter 2004, reflecting a full quarter of Options Publishing for 2005 with only December inclusion for 2004, as Options was acquired in early December 2004. On a proforma basis for Options Publishing, fourth quarter revenue was up $8.2 million, or 19.1%.
Revenue for the K-12 Supplemental Education segment, reflecting our Sundance/Newbridge business, declined $1.6 million, or 20.7%, to $6.2 million for the fourth quarter 2005, continuing to reflect as in previous quarters the affect of significant basal textbook adoptions in 2005 on school funds available for purchases of classroom materials, including supplemental education products as offered by Sundance/Newbridge, as well as increased competition from basal publishers offering competitive supplemental educational products. Our Chelsea House product line, which was previously reported in our K-12 Supplemental Education segment, was sold on August 9, 2005 and is reported as a discontinued operation for all periods.

Revenue for the Test-prep and Intervention segment increased $9.6 million to $18.5 million for the fourth quarter 2005, reflecting a full quarter of Options Publishing for 2005. On a proforma basis for Options, segment revenue for the fourth quarter 2005 increased $7.0 million, or 60.0%. Revenue for our Triumph Learning and Buckle Down product lines grew $5.4 million, or 65.3%, to $13.6 million for the fourth quarter 2005, reflecting the anticipated demand for our new NCLB driven test-prep products. On a proforma basis, revenue for our Options Publishing line increased $1.6 million, or 47.0%, also reflecting the benefits of NCLB in promoting student proficiency in basic reading and math skills.
Revenue for the Library segment, reflecting our Recorded Books business, declined $0.5 million, or 3.0%, to $17.8 million for the fourth quarter 2005, resulting from a decline in sales to the public library channel of 4.9%, reflecting a softening of product demand in the channel for the period, as well as certain new library facility stocking orders, generally much larger than our average library order, which were fulfilled in the fourth quarter 2004.
Revenue for the Medical Education segment increased $3.4 million, or 65.3%, to $8.6 million for the fourth quarter 2005. Fourth quarter 2005 revenue includes results of our Scott Publishing and CMEinfo product lines, both acquired in the second quarter 2005. Revenue for our existing Oakstone Medical and Oakstone Wellness product lines increased $0.7 million, or 13.6%, reflecting growth in non-subscription sales for both product lines for the period.
Income from operations for the fourth quarter 2005 increased $5.1 million to $7.6 million, reflecting the results of Options Publishing acquired in December 2004, and Scott Publishing and CMEinfo acquired in the second quarter 2005. On a proforma basis for Options Publishing, income from operations increased $5.2 million to $7.6 million for the fourth quarter 2005, reflecting a 63.6% flow-thru of our $8.2 million proforma revenue growth for the quarter.
EBITDA, which we define as earnings before interest, taxes, depreciation, and amortization, increased by $6.7 million to $12.7 million for the fourth quarter 2005, reflecting the favorable performance in income from operations previously noted. On a proforma basis for Options Publishing, EBITDA increased $6.3 million, or 99.3%, period over period.
Capital expenditures — pre-publication costs relates to costs incurred in the development of new products. For the fourth quarter 2005, HCC invested $5.1 million in pre-publication costs, compared to $3.5 million during the fourth quarter 2004, reflecting the inclusion of Options Publishing, Scott Publishing and CMEinfo, as well as increased investments in our Triumph Learning and Buckle Down businesses. HCC anticipates pre-publication expenditures of approximately $26.0 million for fiscal year 2006.
Capital expenditures — property and equipment relates to the purchase of tangible fixed assets such as computers, software, and leasehold improvements. For the fourth quarter 2005, HCC invested $1.1 million in property and equipment, compared to $1.0 million during the fourth quarter 2004. HCC anticipates expenditures of approximately $4.1 million for the fiscal year 2006.

Results for the year ended December 31, 2005
Revenue for the year ended December 31, 2005 was $210.5 million, an increase of $39.6 million, reflecting our 2004 acquisitions of Buckle Down and Options Publishing, and our 2005 acquisitions of Scott Publishing and CMEinfo. On a proforma basis for Buckle Down and Options Publishing, revenue for the year increased $18.6 million, or 9.7%.
Revenue for the K-12 Supplemental Education segment declined $5.4 million, or 11.1%, to $43.1 million for year ended December 31, 2005. As previously reported, the last three quarters of 2005 have reflected the affect of significant basal textbook adoptions in 2005 on school funds available for classroom materials purchases including Sundance/Newbridge supplemental education products, as well as increased competition from basal publishers offering competitive supplemental educational products.
Revenue for the Test-prep and Intervention segment increased $30.1 million to $64.5 million for the year ended December 31, 2005, reflecting the inclusion of the 2004 acquisitions of Buckle Down and Options Publishing. On a proforma basis for Buckle Down and Options Publishing, segment revenue increased $9.1 million, or 16.4%, reflecting growth in all three product lines; Triumph Learning of 12.9%, Buckle Down of 35.3%, and Options Publishing of 12.0%. All three product lines benefited from new 2005 requirements of the No Child Left Behind act.
Revenue for the Library segment increased $7.7 million, or 11.2%, to $76.6 million for the year ended December 31, 2005. Revenue growth was achieved in the public library, school, retail, and consumer channels, while the travel center channel, representing less than 5% of revenue, reported a decline. The public library channel, representing approximately 68% of Recorded Books sales, achieved 12.6% revenue growth for the year, in spite of the 4th quarter decline mentioned earlier.
Revenue for the Medical Education segment increased $7.1 million, to $26.3 million for the year ended December 31, 2005, resulting from the inclusion of our newly acquired Scott Publishing and CMEinfo product lines and from increased demand for our existing Oakstone Wellness products, while revenue for our existing Oakstone Medical product line was essentially flat.
Income from operations for the year ended December 31, 2005 increased $5.4 million to $36.9 million. On a proforma basis for Buckle Down and Options Publishing, income from operations increased $1.7 million, or 4.8%, reflecting the $18.6 increase in proforma revenue and associated gross margin gain for the period, partially offset by increased investments on sales and marketing initiatives, increased costs for public company compliance and HCC’s Sarbanes-Oxley compliance effort, and increased amortization of pre-publication costs.
EBITDA increased by $11.5 million to $55.1 million for the year ended December 31, 2005. On a proforma basis for Buckle Down and Options Publishing, EBITDA increased

$4.0 million, or 7.8%, as the proforma revenue and gross margin growth was partially offset by increased sales and marketing and general and administrative expenses.
Peter J. Quandt, HCC Chairman and Chief Executive Officer, said: “We are especially pleased with the closing quarter performances of our Triumph Learning, Buckle Down and Options Publishing businesses, and look forward to continued growth in these businesses in 2006. Undoubtedly, Sundance/Newbidge represents our most immediate challenge, as we focus our best efforts on every aspect of the business, especially product, sales, and marketing, to improve the performance and outlook of this business.”
Investor Conference Call
HCC’s conference call for investors, analysts, and the media will be held on March 7, 2006, starting at 4:00 PM (ET). Participating in the call will be Peter J. Quandt, HCC Chairman and CEO, and Paul J. Crecca, HCC Executive Vice President and CFO. To participate, please call 1-800-288-8961 (USA) or 612-332-0530 (International).
Digitized replay of the conference call will be available from March 7, 2006, starting at 7:30 PM (ET) ending on April 5, 2006 at 11:59 PM (ET). To listen to the replay, please call 1-800-475-6701 (USA) or 320-365-3844 (International) and enter the access code of 817378.
Proforma Historical Financial Results
This press release includes comparisons made to historical financial results for the three and twelve months ended December 31, 2004 on a proforma basis after giving effect to the acquisitions of Buckle Down Publishing (in April 2004) and Options Publishing (in December 2004). These proforma financial statements are included in the Company’s press release and current report on Form 8-K of May 18, 2005 and are incorporated herein by reference.

Haights Cross Communications Operating Unit Highlights
Fourth Quarter 2005
Sundance/Newbridge
Sundance published the first 18 titles of “Choose Your Own Adventure,” a classic children’s series newly revised and updated in which the reader is the star whose choices determine the story’s outcome. Newbridge expanded its math offerings for the early grades by introducing “All About Math,” a series of Big Books and accompanying student readers. “All About Math” positions Newbridge to take advantage of math purchases beginning in 2006 driven by NCLB math proficiency requirements. “Reading Quest,” Newbridge’s new 48 title series in content literacy in middle school, is built around research-based instructional practices for adolescent achievement. “Reading Quest” was developed under the direction of Patricia Anders, an expert on adolescent literacy.
Triumph Learning/Buckle Down
Following the third quarter release of over 250 new test-prep titles, which renewed 62% of its product line, Triumph Learning finished the year by adding 22 skills books in the 4th quarter. These titles included extensions of the series “Write It Out: Mastering Short and Extended Responses to Open-ended Questions,” “Math Express,” and the “MCT Coach Jumpstart, Language Art” series, and the “PSSA Coach, Assessment Anchors, Mathematics.” Triumph reorganized its editorial group to emphasize subject area expertise. As of the 4th quarter, all development in English/ Language Arts, Math, and Science was led by teams composed of experts with extensive experience in these subject areas. Buckle Down introduced over 60 new test-prep titles for Ohio, Illinois, Georgia, and Pennsylvania, effectively launching the latter three states with a full product line.
Options Publishing
Strong sales in the fourth quarter were driven primarily by new products introduced earlier in 2005. Successful new series included “Hit the Ground Running” for English language learners, “Just Right Reading,” “Comprehensive Assessment titles for math, reading, and science,” and “Break Away Math.” Sales in the Mid-West Region were significantly over goal, new sales management in the Northeast Region generated strong sales gains, and Internet sales continued their strong growth.
Recorded Books
Consumer channel sales continued strong growth in the fourth quarter with “Recorded Books Unlimited”, the program allowing unlimited audiobook rentals for a monthly fee, reaching 6,000 members. Strong retail sales were driven by a combination of best-selling new releases, including “My Friend Leonard”, “President Reagan: Triumph of Imagination”, and “Night”; and contemporary and traditional classic titles. Recorded Books significant signings during the quarter include rights deals for Anna Quindlen’s “Rise and Shine”, Philip Roth’s “Everyman”, and Howell Raines’ “The One That Got Away”. Exclusive library rights were acquired for Michael Chabon’s “Yiddish Policeman’s Union”, Janet Evanovich’s “Motor Mouth”, and new works by Tony Hillerman, John Sandford, Nathaniel Philbrick, Diane Mott Davidson, and Lisa Scottoline. Children’s acquisitions have also been robust, with deals for works by James Patterson, Anthony Horowitz and Michael Buckley. Recorded Books released four new titles in popular The Modern Scholar™ Audio College Lecture Series.

Oakstone Medical
Oakstone Medical introduced “MKSAP 13 Update Audio Companion” with the American College of Physicians, “The Johns Hopkins Distinguished Author Series” Internal Medicine and Cardiology, “Topics in Risk Management”, the “Challenger OB-GYN” on Audio Board Review, and “Informed Consent Toolkit” programs in otolaryngology and gastroenterology. Oakstone also launched nine new or repeat courses under the CMEinfo imprint. Oakstone Wellness/Personal Best completed the integration of the two companies, with all Personal Best production, fulfillment, and distribution operations folded into Oakstone’s Birmingham operations. Sales of the combined Oakstone Wellness/Personal Best calendar grew significantly, including the largest single order in Oakstone Wellness’ history from a large regional health insurance provider.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

K-12 Supplemental Education	$6,193	$7,809	$43,096	$48,450

Test-prep and Intervention	18,545	8,972	64,501	34,421

Library	17,822	18,365	76,626	68,878

Medical Education	8,580	5,192	26,262	19,144

Total Revenue	$51,140	$40,338	$210,485	$170,893
Operating Expenses	43,520	37,817	173,579	139,358

Income From Operations	7,620	2,521	36,906	31,535

Net Income/(Loss)	$(8,385)	$(12,103)	$(29,597)	$(22,581)

Other Financial Data:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

EBITDA by Segment:

K-12 Supplemental Education	$(10)	$352	$11,588	$14,878

Test-prep and Intervention	7,146	1,572	22,269	11,142

Library	5,026	5,012	23,380	19,406

Medical Education	2,191	1,249	4,658	4,441

Corporate	(1,654)	(2,213)	(6,801)	(6,272)

EBITDA	$12,699	$5,972	$55,094	$43,595

Adjusted EBITDA	$12,753	$5,955	$55,512	$43,958
“EBITDA” is defined as net loss before interest, taxes, depreciation, amortization, discontinued operations and cumulative effect of a change in accounting for goodwill. Adjusted EBITDA is defined as EBITDA adjusted for restructuring and related charges (see table). We present EBITDA because we believe that EBITDA provides useful information regarding our operating results. We rely on EBITDA as a primary measure to review and assess the operational performance of our company and our management team in connection with executive compensation and bonus plans. We also use EBITDA to compare our current operating results with corresponding historical periods and with the operating performance of other publishing companies and for evaluating acquisition targets. We believe it is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe it can assist investors in comparing our performance to that of other publishing companies on a consistent basis without regard to depreciation, amortization, interest, taxes, and cumulative effects of accounting changes and discontinued operations that do not directly affect our operations.
EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States. Some of the limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capitalized pre-publication costs;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements and

•	Other companies in our industry may calculate EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.
Because of these limitations, EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business or as a measure of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA on supplementary basis.

	Three Months Ended		Year Ended
	December		December 31,
	2005	2004	2005	2004

Net Income/(Loss)	$(8,385)	$(12,103)	$(29,597)	$(22,581)
Interest Expense and Other Including
Income Taxes and Discontinued
Operations	16,005	14,624	66,503	54,116

Income From Operations	7,620	2,521	36,906	31,535
Amortization of Pre-publication Costs	3,706	2,530	13,150	9,106
Depreciation and Amortization	1,373	921	5,038	2,954

EBITDA	$12,699	$5,972	$55,094	$43,595

Restructuring and Restructuring Related Charges	54	(17)	418	363

Adjusted EBITDA	$12,753	$5,955	$55,512	$43,958
Other Data:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004

Capital Expenditures — Product Development Costs (Pre-publication Costs)	$5,080	$3,514	$21,877	$12,163

Capital Expenditures — Property and Equipment	$1,094	$976	$3,831	$3,248

Selected Balance Sheet Data:

	As of December 31,
	2005	2004

Cash and Cash Equivalents	$69,592	$78,581
Working Capital	$76,483	$94,647

Long Term Debt including current portion:
Senior secured term loan	$127,450	$128,750
11 3/4% senior notes (1)	172,630	173,122
12 1/2% senior discount notes	92,875	82,270
Series B senior preferred stock (2)	127,788	108,706

	$520,743	$492,848
Redeemable preferred stock:
Series A preferred stock (3)	38,404	35,627
Series C preferred stock (4)	1,526	1,255

	$39,930	$36,882

(1)	Face value at December 31, 2005 is $170,000

(2)	Approximate aggregate liquidation value as of December 31, 2005 of $129,468

(3)	Approximate aggregate liquidation value as of December 31, 2005 of $36,333

(4)	Approximate aggregate liquidation value as of December 31, 2005 of $3,810

About Haights Cross Communications:
Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public library and school publishing, audio books, and medical continuing education publishing. Haights Cross companies include: Sundance/Newbridge Educational Publishing (Northborough, MA), Triumph Learning (New York, NY), Buckle Down Publishing (Iowa City, IA), Options Publishing (Merrimack, NH), Recorded Books (Prince Frederick, MD), and Oakstone Publishing (Birmingham, AL). For more information, visit www.haightscross.com.

Safe Harbor Statement: This press release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this press release will in fact occur. You should read this press release completely and with the understanding that our actual results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.